UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2018

Western Digital Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-08703	33-0956711
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5601 Great Oaks Parkway San Jose, California	95119
(Address of principal executive offices)	(Zip Code)

(408) 717-6000

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01.	Regulation FD Disclosure.

Proposed Concurrent Notes Offerings and Other Transactions

On January 29, 2018, Western Digital Corporation (“Western Digital”) announced concurrent proposed offerings of $2.3 billion aggregate principal amount of senior notes due 2026 (the “2026 notes”) and $1.0 billion aggregate principal amount of convertible senior notes due 2024 (the “2024 convertible notes,” and together with the 2026 notes, the “notes”), in each case subject to market and other conditions. The notes will be issued by Western Digital, and guaranteed, jointly and severally on a senior basis, by certain of Western Digital’s subsidiaries. The notes offerings are being conducted as separate offerings. Neither offering is contingent upon the other.

In connection with the notes offerings, Western Digital expects to obtain a new $5.022 billion Term Loan A-1 facility maturing 2023. The proceeds of the new Term Loan A-1 facility would be used to settle Western Digital’s existing $4.022 billion Term Loan A maturing in 2021. Western Digital also expects to extend the maturity of its existing revolving credit facility under its senior credit facilities by approximately two years to a maturity date of 2023, and to seek amendments to its senior credit facilities to, among other things, provide for more covenant flexibility, a decrease in the interest rate applicable to the new Term Loan A-1 facility and/or revolving credit facility and a release of the security and guarantees under certain circumstances.

In addition, Western Digital expects to repurchase shares of its common stock concurrently with the 2024 convertible notes offering in privately negotiated transactions as well as subsequently through additional share repurchases that will occur after the completion of the 2024 convertible notes offering with available cash on hand. The aggregate amount of these stock repurchases could be up to $500 million.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Tender Offer

Concurrently with the offerings, Western Digital also expects to commence a cash tender offer (the “tender offer”) to purchase any and all of its currently outstanding 10.500% senior unsecured notes due 2024 (the “10.500% notes”). In conjunction with the tender offer, Western Digital is soliciting consents from holders of the 10.500% notes to certain proposed amendments to the indenture governing the notes.

A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01, including Exhibits 99.1 and 99.2, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release of Western Digital Corporation, dated January 29, 2018.

99.2	Press Release of Western Digital Corporation, dated January 29, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Western Digital Corporation

Date: January 29, 2018	By:	/s/ Michael C. Ray
Michael C. Ray
Executive Vice President, Chief Legal Officer and Secretary